Exhibit 10.1

AGREEMENT FOR PURCHASE AND SALE OF BUSINESS

        This Agreement For Purchase And Sale Of Business (the “Agreement”) is entered into this __ day of February, 2009, by Mach One Corporation, a Nevada corporation (the “Buyer”), and Thomsen Group, LLC, a Wisconsin limited liability company (the “Seller”).

ARTICLE I.

PURCHASE AND SALE

    1.01.        In consideration of the mutual promises and conditions contained in this agreement, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, on the terms, conditions, warranties and representations set forth in this Agreement:

    (a)        the business owned by Seller, being conducted under the name Modular Process Contractors, LLC, a Wisconsin limited liability company, located at 3505 Chatham Street, Racine, Wisconsin 53402 (the “Business”);

    (b)        all of the stock in trade, inventory, and merchandise of the Business as described in Exhibit “A” attached to this agreement;

    (c)        all of the fixtures, equipment, and other tangible assets of the Business as shown on attached Exhibit “B”;

    (d)        any leasehold interest owned by Seller under the lease for the premises where the Business is located; and

    (e)        all the trade, business name, goodwill, and other tangible or intangible assets of the Business.

ARTICLE II.

AMOUNT OF PURCHASE PRICE

    2.01.        The total purchase price to be paid by Buyer to Seller for all the properties, assets and rights of the Business described in this Agreement (“Purchase Price”) shall be (a) 500,000 shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”), convertible into two (2) shares of the Buyer’s common stock for each share of Series B Preferred Stock, plus (b) an earn-out as set forth in an Earn-Out Agreement of even date hereof and attached hereto as Exhibit C.

    2.02.        The Purchase Price is allocated as follows:

      $_____ Inventory

      $_____ Fixtures & Equipment

      $_____ Goodwill, Tradename & Other Tangible Assets

      $_____ Leasehold Improvements

      $_____ Noncompetition Provision

      Total: $_____.

ARTICLE III.

PAYMENT OF PURCHASE PRICE

    3.01.        The total Purchase Price shall be paid at the closing by delivering a stock certificate(s) to the Seller representing the Series B Preferred Stock.

ARTICLE IV.

CLOSING

    4.01.        The closing of the sale and purchase of the Business (“the Closing”) shall take place at the office of the Buyer, located at 6430 Congress Drive, West Bend, Wisconsin 53095, on or before February 28, 2009, or at such other place and date as the parties may agree to in writing.

    4.02.        At the closing the Seller shall:

    (a)        deliver clear and marketable title and ownership to Buyer of all assets subject to this Agreement;

    (b)        execute the Bill of Sale attached as Exhibit “D” to this agreement;

    (c)        execute the Assignment of Assumed Name Certificate attached as Exhibit “E” to this agreement; and

    (d)        execute any other documents necessary to finalize this Agreement.

    4.03.        At the Closing the Buyer shall:

    (a)        deliver the Series b Preferred Stock certificate(s)to Seller; and

    (b)        execute any other documents necessary to finalize this Agreement.

ARTICLE V.

REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS BY SELLER

    5.01.        Seller agrees and warrants and represents to Buyer that:

    (a)        the financial records for the Business, previously inspected by Buyer, contain a full and complete record and account of the financial affairs of this Business and truthfully set forth all liabilities, assets and other matters pertaining to the fiscal or financial condition of this Business through the date of inspection and furthermore, that there have been no material changes in the financial condition of this Business since that time except for transactions normal to this Business;

    (b)        Seller is the lawful owner of this Business and has good right and due authorization to sell it. At the time of signing this Agreement, Seller neither knows nor has reason to know of the existence of any outstanding claim or title, or interest, or lien in, to, or on this Business except as shown on the financial records of this Business inspected by Buyer;

    (c)        all fixtures and equipment sold pursuant to this Agreement are free and clear of any lien (including UCC financing statements) and/or debt unless otherwise set forth in a written statement from Seller to Buyer;

    (d)        Seller owes no obligations and has contracted no liabilities affecting this Business or which might affect the consummation of the purchase and sale described in this Agreement that are not shown on the financial records inspected by Buyer and that have not been expressly disclosed to Buyer;

    (e)        there are no taxes due and owing on account of Seller’s operation of the Business for unemployment compensation, withholding tax, social security tax, sales tax, personal property tax, franchise tax, income tax, and other taxes of any nature;

    (f)        any accounts payable due and owing as of the Closing shall remain the responsibility of Seller and shall be paid promptly as they become due and payable;

    (g)        no litigation, actions or proceedings, legal, equitable, administrative, through arbitration or otherwise, including but not limited to lawsuits, claims or disputes with employees, customers and vendors, etc., are pending or threatened that might affect this Business, the assets being purchased, or the consummation of the purchase and sale described in this Agreement;

    (h)        Seller agrees to indemnify and hold Buyer harmless from any and all claims, causes of actions, damages, or debts, including legal fees, resulting from any actions, occurrences or events occurring prior to the Closing;

    (i)        all mechanical equipment sold pursuant to this Agreement is in good working condition.

ARTICLE VI.

REPRESENTATIONS, WARRANTIES AND AGREEMENTS BY BUYER

    6.01.        Buyer agrees and warrants and represents to Seller that Buyer will duly notify all authorities, suppliers, creditors, and/or other entities that Buyer is to be responsible for all liabilities associated with the operation of the Business, including without limitation withholding taxes, social security taxes, unemployment contributions, salaries, and purchases incurred after the Closing, and Buyer specifically agrees to assume such liabilities as of the Closing.

    6.02        Buyer represents and warrants that all of the Series B Preferred Stock to be issued to Seller to this Agreement, when issued and delivered as provided herein, will be duly authorized, validly issued, and will be free and clear of all liens, charges, claims, pledges, restrictions and encumbrances whatsoever of any kind or nature, except those restrictions imposed by State or Federal corporate and securities regulations.

ARTICLE VII.

COMPLIANCE WITH BULK SALES LAW

    7.01.        At the Closing, Seller will deliver to Buyer a sworn list of all existing creditors of the Business.

    7.02.        By reason of this list Seller and Buyer agree that notice to creditors under the Bulk Sales law of the state of Wisconsin will not be required and need not be given except in respect to any creditors named on this list.

    7.03.        Any such debt, unless otherwise provided for in this Agreement, is to be paid solely by Seller, and Seller does indemnify and hold Buyer harmless from any and all loss, expense, damage or liability, including counsel fees, that Buyer may incur or become subject to by reason of noncompliance with the Bulk Sales law.

ARTICLE VIII.

TRADE NAME, TELEPHONE NUMBER AND POST OFFICE BOX

    8.01.        Seller assigns to Buyer the exclusive right to use the trade or business name and Seller agrees not to use, or authorize others to use, this name or a similar name in the State of Wisconsin.

    8.02.        Seller agrees to allow Buyer to assume the Business telephone number, current advertising arrangements, including “Yellow Pages Advertising,” and the Post Office Box, if any, currently used by the Business for a mailing address.

ARTICLE IX.

DELIVERY OF BOOKS AND RECORDS

    9.01.        All books, records, files, documents and papers, including customer lists and all records of the accounts of customers used in the operation of or relating to the Business shall be transferred and delivered to Buyer at the Closing.

    9.02.        All of these books, records, files, documents and papers shall be available to Seller at any reasonable time for any proper purpose, and Seller has the right to freely examine and to copy all such materials prior to closing.

ARTICLE X.

NONASSUMPTION OF LIABILITIES

    10.01.        Unless otherwise expressly provided for in this agreement, the liabilities and obligations incurred by Seller prior to the Closing are not assumed by Buyer but continue as liabilities and obligations of Seller and shall be solely paid by Seller except as listed in “List of Existing Creditors” attached hereto as Exhibit E.

    10.02.        In the event Buyer is required to pay after the Closing any valid lien, debt, or expense incurred by Seller prior to the Closing Date, Buyer shall have the right to offset any such lien, debt, or expense actually paid by Buyer, which is the valid and legal obligation of the Seller, against any payment owed to Seller by Buyer.

ARTICLE XI.

INDEMNIFICATION OF SELLER

    11.01.        Buyer will indemnify and hold Seller and the property of Seller free and harmless from any and all claims, losses, damages, injuries and liabilities arising from or in connection with the operation of the Business after the Closing.

ARTICLE XII.

PRORATIONS

    12.01.        There shall be prorated between Seller and Buyer on the basis of 30 days per month as of 12:01 a.m. Central Standard Time on the date of the Closing all property taxes, rent, insurance premiums, and utility bills, etc.

ARTICLE XIII.

DEFAULT

    13.01.        After execution of this Agreement by the parties, default shall consist in the failure of either party to perform its respective obligations and duties and/or a breach of a warranty or covenant in this agreement.

    13.02.        In the event of default of either party, Seller or Buyer shall have the right to sue for specific performance and/or sue for damages in addition to any other relief provided in this Agreement or attached Exhibits. In a suit for default, reasonable attorney fees shall be recoverable by the prevailing party.

ARTICLE XIV.

COSTS AND EXPENSES

    14.01.        All costs and expenses incurred in finalizing the purchase and sale described in this Agreement in the manner prescribed by this Agreement shall be paid by Buyer and Seller in the following manner:

    (a)        Buyer and Seller agree to jointly retain an attorney to prepare the Closing documents and be equally responsible for the attorney fees and expenses incurred in preparation of these documents. This sum shall be due and payable at Closing. Should either party retain an additional attorney to review the documents necessary for the transfer of the Business, the attorney fees so incurred shall be the responsibility of the party retaining the attorney.

    (b)        Any other Closing costs and expenses shall be paid at the Closing by the parties, Buyer and Seller, in equal proportions.

ARTICLE XV.

RESTRICTIVE COVENANTS

    15.01.        The Seller expressly agrees that for a period of three (3) years following the execution of this Agreement, neither it or it’s members will , directly or indirectly, as an employee, agent, proprietor, partner, stockholder, officer, director, or otherwise, render any services to, or on their own behalf engage in or own a part or all of any business which is the same as, similar to, or competitive with the Business, with the exception of the traditional ongoing business activities of the Seller, which is being sold to Buyer without the prior written consent of the Buyer.

    15.02.        The Seller shall not for a period of one (1) year immediately following the execution of this Agreement, regardless of any reasons or cause, either directly or indirectly:

    (a)        make known to any person, firm or corporation the names and addresses of any of the customers of the Modular Process Contractors, LLC or Buyer or any other information pertaining to them; or

    (b)        call on, solicit, or take away, or attempt to call on, solicit, or take away any of the customers of the Seller on whom the Seller called or with whom it or its members became acquainted during ownership of this Business either for Seller or for any other person, firm or corporation; or

    (c)        call on, solicit, hire, or take away, or attempt to call on, solicit, hire, or take away any of the employees of Seller.

    15.03.        Should Seller violate any paragraph of this Article XV., any remaining amounts now due, or which shall become due, from Buyer to Seller shall be considered paid in full.

ARTICLE XVI.

GENERAL AND ADMINISTRATIVE PROVISIONS

    16.01.        Parties Bound. This Agreement shall be binding upon and inure to the benefit of the Parties to this Agreement and their respective heirs, executors, administrators, legal representatives, successors and assigns.

    16.02.        Assignment. The Seller shall have no right to transfer or assign its interest in this Agreement without the prior written consent of the Buyer.

    16.03.        Corporate Authority. If any party to this Agreement is a legal entity (partnership, corporation and/or trust), such party represents to the other that this Agreement, the transaction contemplated in this Agreement, and the execution and delivery hereof, have been duly authorized by all necessary partnership, corporate or trust proceedings and actions, including without limitation the action on the part of the directors, if the party is a corporation. Certified copies of such corporate or other resolutions authorizing this transaction shall upon request be delivered at the Closing.

    16.04.        Use of Pronouns. The use of the neuter singular pronoun to refer to the Parties described in this Agreement shall be deemed a proper reference even though the Parties may be an individual, a partnership, a corporation, or group of two or more individuals, partnerships or corporations. The necessary grammatical changes required to make the provisions of this Agreement apply in the plural sense where there is more then one party to this Agreement, and to either corporations, partnerships or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

    16.05.        Governing Law. This Agreement shall be subject to and governed by the laws of the State of Wisconsin. Any and all obligations or payments are due and payable in the City of Racine, Wisconsin.

    16.06.        Severability. If any provision of this Agreement should, for any reason, be held violative of any applicable law, and so much of this Agreement be held unenforceable, then the invalidity of such a specific provision in this Agreement shall not be held to invalidate any other provisions in this Agreement, which other provisions shall remain in full force and effect unless removal of the invalid provisions destroys the legitimate purposes of this Agreement, in which event this Agreement shall be canceled.

    16.07.        Entire Agreement. This Agreement represents the entire understanding of the Parties hereto. There are no oral agreements, understandings, or representations made by any party to this Agreement that are outside of this Agreement and are not expressly stated in it.

    16.08.        Notices. All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given if mailed from within the United States by first class mail, postage prepaid, and addressed as follows:

      To Seller:
Thomsen Group, LLC
3505 Chatham Street

      Racine, WI 53402

      To Buyer:
Mach One Corporation
6430 Congress Drive
West Bend, WI 53095

        A party may change the address for notice by giving of such change to the other party in writing.

        IN WITNESS WHEREOF, the parties have caused this Agreement For Purchase And Sale Of Business to be duly executed as of the day and year first above written.

SELLER: THOMPSEN GROUP, LLC

BY: __________________________
       Tad Ballantyne, President

BUYER: MACH ONE CORPORATION

BY: __________________________
       Monte B. Tobin, CEO